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                                                          EXHIBIT 10.68.1

                    FINAL AGREEMENT FOR PURCHASE OF ASSETS
                    --------------------------------------

        THIS FINAL AGREEMENT FOR PURCHASE OF ASSETS is made and effective as of the eighteenth day of April, 1999, by and among TARRANT MEXICO, S. de R.L. de C.V., a corporation organized under the laws of the Republic of Mexico (the "Purchaser"), JAMIL TEXTIL, S.A. de C.V. and INMOBILIARIA CUADROS, S.A. de C.V., corporations organized under the laws of the Republic of Mexico (collectively, the "Sellers"), and KAMEL NACIF and IRMA BENAVIDES MONTES DE OCA (collectively, the "Shareholders"), with respect to the following facts:

    A. The Sellers are engaged in the production of denim and the manufacturing of apparel, among other businesses.

    B. The Shareholders own all the issued and outstanding capital stock of the Sellers.

    C. The Purchaser is a wholly-owned, indirect subsidiary of Tarrant Apparel Group, a California corporation (the "Parent").

    D. The Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to the Purchaser, certain assets, all upon the terms and conditions contained herein.

        ACCORDINGLY, subject to the terms and conditions of this Agreement, and on the basis of the premises, representations, warranties and agreements contained herein, the parties hereto agree as follows:

        1.   PURCHASE AND SALE OF ASSETS
             ---------------------------

        1.1  Purchase and Sale.
             -----------------

             (a) Except as provided in Section 1.1(b), the Sellers shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase and take from the Sellers, on the Closing Date (as defined below), all property and assets of the Sellers which are used in connection with the production of denim, as the same shall exist on the Closing Date (the "Assets"), including, but not limited to, the property and assets set forth on Schedule 1.1(a).

             (b) Notwithstanding Section 1.1(a), the Sellers shall not sell, assign, transfer, convey or deliver to the Purchaser hereunder, and shall retain, the property and assets of the Sellers set forth on Schedule 1.1(b).

        1.2  Purchase Price.
             --------------

             (a) In consideration of the sale of the Assets to the Purchaser, the Purchaser shall pay or deliver to the Sellers the following (the "Purchase Price") (subject to adjustment as provided in Section 1.3(d)):

                 (i) the sum of U.S. $22,000,000.00 evidenced by a promissory note (the "Note") of the Purchaser in the form attached hereto as Exhibit D; and

                 (ii) a purchase price premium of up to U.S. $45,283,716 payable in shares (the "Shares") of the Common Stock of the Parent valued at the closing sales price on the Determination Date (as defined below) shall be delivered to, and earned by the Seller on the terms set forth in the Escrow Agreement (as defined below).

             (b) The term "Determination Date" shall mean the later of (i)the date on which FMV Opinions, Inc. shall determine the valuation of the Shares, such valuation to consider minority discounts, liquidity discounts and other factors deemed relevant by FMV Opinions,Inc., or (ii) June 30,1999.

             (c) The Purchase Price shall be allocated between the Sellers as set forth on Schedule 1.2(c)A and shall be allocated among the Assets as set forth on Schedule 1.2(c)B.

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        1.3  Assumption of Liabilities.
             -------------------------

             (a) Except as provided in Section 1.3(c), the Purchaser shall purchase and take the Assets free and clear of all liens, claims, charges, encumbrances, security interests, equities, restrictions on use, liabilities, obligations, expenses and debts ("liabilities"), known and unknown, whether absolute, contingent, accrued or otherwise, including, but not limited to, those liabilities set forth in Schedule 1.3(a).

             (b) The Sellers and the Shareholders, jointly and severally, shall pay or perform, and shall defend, indemnify and hold harmless the Purchaser from, any and all liabilities which arise or result from or are related to, directly or indirectly, the Assets or the business or operations with the Sellers or the Shareholders, or any of them, whether the same arise before or after the Closing Date, other than those liabilities expressly assumed by the Purchaser under Section 1.3(c).

             (c) Notwithstanding anything to the contrary contained in this
Section 1.3, the Purchaser shall assume, perform and hold the Sellers harmless from those liabilities set forth on Schedule 1.3(c) (other than such liabilities as are payable on or before the Closing Date or as to which the Sellers are then in default).

             (d) The Purchaser shall have the right, but not the obligation, to pay any amount or to perform any obligations which the Purchaser, in its sole and absolute discretion, determines is payable or is required to be performed by the Sellers or the Shareholders under that certain Contrato Colectivo de Trabajo, dated May 22, 1997, between Jamil Textil, S.A. de C.V. and Sindicato Industrial de Obreros Textiles y Similares (the "Collective Bargaining Agreement"). The Purchase Price shall be reduced by any such amount paid or the cost to the Purchaser of any such obligation performed. The Purchaser shall have the right (i) to set off any such amount or cost against any portion of the Purchase Price then payable or (ii) to demand that the Sellers and the Shareholders reimburse the Purchaser therefor promptly on demand, and the Sellers and the Shareholders, jointly and severally, shall do so.

        1.4  Delivery of Assets.
             ------------------

             (a) Delivery of possession of the Assets shall be deemed to have occurred for all purposes at 11:59 P.M. (local time) on the day before the Closing Date, and all risk of loss, whether or not covered by insurance, shall be on the Sellers until such date and time and on the Purchaser thereafter.

             (b) On the Closing Date, the Sellers shall deliver to the Purchaser at the Plant physical possession of the Assets wherever located. With respect to any Assets which cannot be physically delivered because they are in the possession of third parties, or otherwise, the Sellers shall give irrevocable instructions to the party in possession thereof that all right, title and interest in and to the same shall have been vested in the Purchaser, and shall take such further action and execute and deliver such further documents, at the Sellers' sole cost and expense, as the Purchaser reasonably may request to cause any such person to deliver any Assets held by it to the Purchaser at the Plant. The term "Plant" shall mean that certain denim mill located at Lote 5, 6, 7 y 15, Calle "C" Mant. 6, ParqueInd. Puebla 2000, Puebla, Mexico, capable of producing 20 million meters per year of 68" OE/OE denim fabric.

             (c) On the Closing Date, and from time to time thereafter, at the request of the Purchaser, the Sellers and the Shareholders shall execute and deliver to the Purchaser all such deeds, bills of sale, endorsements, assignments, consents and other documents and instruments of conveyance, transfer, assignment and further assurances as shall be necessary or desirable, in the reasonable opinion of counsel to the Purchaser, to vest in or to confirm in the Purchaser good title in and to the Assets. On the Closing Date, and from time to time thereafter, at the request of the Sellers, the Purchaser shall execute and deliver to the Sellers all such instruments of assumption as shall be necessary or desirable, in the reasonable opinion of counsel to the Sellers, to reflect the assumption by the Purchaser of those liabilities of the Sellers expressly assumed by the Purchaser under Section 1.3(c).

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        1.5  Closing.  The purchase and sale of the Assets contemplated by
             -------
this Agreement shall take place at 10:00 A.M. (local time) on the third business day after the conditions set forth in Section 5 have been satisfied or waived at the offices of Sheppard, Mullin, Richter & Hampton LLP located at 333 South Hope Street, 48th Floor, Los Angeles, California 90071, or at such other time or place as may be mutually agreed upon by the parties in writing. The date on which the purchase and sale of the Assets contemplated by this Agreement shall take place is referred to herein as the "Closing Date." The obligation of any party to consummate the purchase and sale of the Assets contemplated by this Agreement may be terminated by such party after July 31, 1999, if such purchase and sale shall not have occurred by the close of business on that date, providing the terminating party is not in default of any of its obligations hereunder. On the Closing Date, the Sellers and the Shareholders shall deliver to the Purchaser the Assets in accordance with Section 1.4(b) and the instruments of transfer referred to in Section 1.4(c), against receipt of the Purchase Price (subject, in the case of the Shares, to the terms of the Escrow Agreement) and the instruments of assumption referred to in Section 1.4(c). All deliveries shall be considered to have taken place simultaneously as a single transaction, and no delivery shall be considered to have been made until all deliveries are completed.

        2.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE SHAREHOLDERS
             ------------------------------------------------------------------

        The Sellers and the Shareholders, jointly and severally, hereby represent and warrant to the Purchaser that the statements set forth in Sections
2.1 through 2.19 are true and correct.

        2.1  Authority to Enter Agreement and Enforceability.  The Sellers and
             -----------------------------------------------
the Shareholders each has all requisite right, power and authority to execute, deliver and perform its or his respective obligations under this Agreement and the other agreements and instruments contemplated hereby, including, but not limited to, the sale, assignment, transfer, conveyance and delivery of the Assets to the Purchaser, without obtaining the approval or consent of any other party, governmental body or authority, other than as described in Section 5.1(k); all proceedings have been taken and all authorizations have been secured by the Sellers and the Shareholders which are necessary to authorize the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby; and this Agreement and each of the other agreements and instruments contemplated hereby is a legal, valid and binding agreement of the Sellers and the Shareholders and is enforceable against each of them in accordance with its terms.

        2.2  Organization and Standing.  Each of the Sellers is a corporation
             -------------------------
duly organized, validly existing and in good standing under the laws of the Republic of Mexico, with all requisite power and authority (corporate and other) to own, lease and operate its property and assets as now owned, leased or operated and to carry on its businesses as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its businesses or the ownership, lease or use of its properties makes such qualification necessary.

        2.3  Ownership of Shares.  The Shareholders own all the issued and
             -------------------
outstanding shares of the capital stock of the Sellers free and clear of any liens, claims, encumbrances, security interests, equities, restrictions on transfer, preemptive rights or other defects in title of any kind or description. There are no options, warrants, rights or other agreements or commitments outstanding or in existence which provide for the issuance of capital stock or other securities of the Sellers, and there are no securities outstanding or in existence which are convertible into or exchangeable for capital stock or other securities of the Sellers.

        2.4  Financial Data.  Schedule 2.4A hereto contains a statement of the
             --------------   -------------
salaries of all employees of the Sellers as of the date hereof. Schedule 2.4B hereto contains a true and complete list of all liabilities or obligations of the Sellers, whether contingent or absolute, direct or indirect, matured or unmatured, as of the date hereof, and neither the Sellers nor the Shareholders

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knows of any basis for the assertion of any such liabilities or obligations which are not set forth on Schedule 2.4B. Such schedules (i) were compiled from the accounting books and records of the Sellers and (ii) accurately and completely set forth the information contained in such accounting books and records with respect to the salaries and liabilities set forth thereon.

        2.5  Trademarks, Patents, Etc.  The Sellers use and own no trade
             ------------------------
names, trademarks, patents, copyrights or registrations or applications therefor in connection with, and none is required for, the production of denim by means of the Assets. The Sellers are not infringing any trade name, trademark, patent, copyright or other right of any third party in connection with its denim production business.

        2.6  Tax Matters.  The Sellers have properly prepared and filed
             -----------
returns for and paid in full all federal, state, local and foreign taxes, assessments and penalties to the extent such filings and payments are required prior to the date hereof, and there is no outstanding or proposed deficiency by any federal, state, local or foreign government with respect to any tax period. As of the date hereof, the Sellers are not the beneficiary of any extension of time to file any tax return or pay any taxes and have no liability with respect to taxes of any kind, whether or not assessed. The Sellers have properly registered before all federal, state and local tax authorities and the Instituto Mexicano del Seguro Social ("IMSS"), Instituto del Fondo Nacional Para La Vivienda de Los Trabajadores ("Infonavit"), Fondo Nacional Para El Consumo de Los Trabajadores ("Fonacot") and Sistema de Ahorro Para El Retiro ("SAR"). The term "taxes" shall include, but is not limited to, income taxes, value added taxes, asset taxes, payroll taxes, import duties, real property taxes, contributions payments and assessments regarding IMSS, Infonavit, Fonacot and SAR.

        2.7  Insurance.  The Sellers maintain, and will maintain from the date
             ---------
hereof to the Closing Date, in full force and effect insurance policies with financially sound and reputable insurers on the Assets of a character usually insured by companies engaged in the same or similar businesses against loss or damage of the kinds and in the amounts customarily insured against by such companies.

        2.8  Litigation.  There are no suits, actions or legal,
             ----------
administrative, arbitration or other proceedings or investigations pending or threatened by, against or involving the Sellers or, with respect only to those suits, actions, proceedings or investigations arising out of the Sellers' business, pending or threatened by, against or involving the Shareholders or any of the Sellers' officers, directors, shareholders, employees or agents.

        2.9  Compliance with Laws and Other Instruments.  Except as set forth
             ------------------------------------------
in Schedule 2.13, the Sellers' businesses have been and are being conducted in accordance with all applicable laws, ordinances, rules and regulations of all authorities. The Sellers are not in violation of, or in default under, any term or provision of their respective Escritura Constitutiva or Estatutos Sociales (as amended or revised) or of any lien, indenture, mortgage, lease, agreement, instrument, commitment or other arrangement, or subject to any restriction of any kind or character, which could adversely affect the Sellers' businesses or the Assets. The execution and delivery of this Agreement and the other agreements and instruments contemplated hereby, and the consummation of the transactions contemplated herein and therein, will not conflict with or result in the breach of any term or provision of, or constitute a default under, the respective Escritura Constitutiva or Estatutos Sociales (as amended or revised) of the Sellers, or any statute, order, judgment, writ, injunction, decree, license, permit, approval, authorization, rule or regulation of any court or any governmental or regulatory body, or any agreement, lease, contract, document, instrument, commitment, obligation or arrangement of any kind or nature to which it is a party or by which either of the Sellers is bound.

        2.10 Brokerage and Finder's Fees.  The Sellers and the Shareholders
             ---------------------------
have not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

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        2.11 Employment Agreements.  Schedule 2.11 contains a complete and
             ---------------------
correct list of all agreements with employees or independent contractors not cancelable at will and all employee benefit plans, including, but not limited to, (i) any collective bargaining agreement, (ii) any agreement or plan which contains any obligation, liability or commitment for any vacation pay, severance or termination pay, sick or disability pay, pension or retirement benefits, bonuses or profit sharing, deferred or delayed wages of any kind, commissions or incentive compensation or (iii) any group medical, dental, vision, health, hospitalization or disability insurance plans, relating to the production of denim by means of the Assets, or to any person employed in connection therewith. The Sellers have performed all of their obligations required to be performed under all such agreements and plans, and is not in default or in arrears under any of the respective terms thereof. The Sellers' relationship with all employees or independent contractors is satisfactory.

        2.12 Inventories.  All inventory of the Sellers, including, but not
             -----------
limited to, raw materials, work in process and finished goods, are of good, usable and merchantable quality.

        2.13 Environmental Matters.
             ---------------------

             (a) Except as set forth on Schedule 2.13, the Sellers have not
(i) breached or been notified by any governmental or regulatory authority that they have breached any Environmental Law (as defined below), (ii) released any Hazardous Substance (as defined below) or (iii) become aware of the release or presence of any Hazardous Substance on any property owned, leased or occupied by the Sellers. There are no underground storage tanks on property owned, leased or occupied by the Sellers.

             (b) For purposes of this Section 2.13, (i) "Environmental Law" means all laws relating to the protection of the environment, to human health and safety or to any environmental activity, including, without limitation, (x) Ley General del Equilibrio Ecologico y La Proteccion al Ambiente, its related regulations and administrative orders or provisions, including, but not limited to, those pertaining to environmental impact, hazardous waste, air pollution, water pollution or noise pollution, and any other specific laws, regulations or administrative orders or provisions relating to air, soil, ground or water pollution or contamination, (y) all other requirements pertaining to the reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of any Hazardous Substance into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of any Hazardous Substance and (z) all other requirements pertaining to the protection of the health and safety of employees or the public, and (ii) "Hazardous Substance" means any substance that (x) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials, (y) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder or (z) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or is regulated by any governmental authority or Environmental Law.

        2.14 Employees.  The Sellers have fully complied with its obligations
             ---------
under the Ley Federal de Trabajo, including, but not limited to, the timely payment in full of all wages, salaries, overtime payments, vacation and vacation bonus payments, seventh day payments, severance payments, holiday payments, Sunday work bonuses, seniority bonuses and annual bonuses ("aguinaldo") and the timely performance in full of all obligations relating to health and safety, training, internal regulations, working conditions and any other legally or contractually mandated fringe benefits or obligations.

        2.15 Assets.  Schedule 2.15 contains a complete and correct list of
             ------
all assets (including, but not limited to, all real property, machinery, furniture, fixtures, equipment and other tangible assets) used in, or necessary for the conduct of, the Sellers' denim production business as presently conducted, other than any item the original cost of which was less than U.S.

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

$500. All such assets are owned or leased by the Sellers free and clear of all liens, claims, charges, encumbrances, security interests, equities or restrictions on use of any kind or nature (collectively, "Liens") and are in good working condition and repair (subject to normal wear and tear) and are adequate for their intended uses. Each of the leases pursuant to which the Sellers hold any such assets is in full force and effect and is a legal, valid and binding agreement of each party thereto and is enforceable against each party thereto in accordance with its terms; each party to any such lease is in compliance thereunder; and no event has occurred which through the giving of notice or the lapse of time could cause or constitute a default or the acceleration of any obligation of any party thereto or the creation of a Lien upon any such asset. Upon the Closing Date, the Purchaser will receive from the Sellers good and marketable title to the Assets free and clear of any Liens.

        2.16 Agreements.  Schedule 2.16 contains a complete and correct list
             ----------
of all leases, contracts, agreements and commitments, whether written or oral, to which either of the Sellers is a party or by which it is bound. Each such agreement is in full force and effect and is a legal, valid and binding agreement of each party thereto and is enforceable against each party thereto in accordance with its terms; each party thereto is in compliance thereunder; and no event has occurred which through the giving of notice or the lapse of time could cause or constitute a default or the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon the Assets.

        2.17 Absence of Certain Changes.  Since January 1, 1998, there has not
             --------------------------
been any material adverse change in the condition (financial or other), net worth, property, assets, earnings, liabilities, capitalization, business, results of operations or prospects of either of the Sellers or the Assets.

        2.18 Investment in the Shares.
             ------------------------

             (a) The Sellers will hold the Shares for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Sellers do not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares.

             (b) The Sellers acknowledge that the Purchaser has disclosed that the Shares have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available.

             (c) The Sellers are sophisticated in financial matters and are able to evaluate the risks and benefits of the investment in the Shares.

             (d) The Sellers have had an opportunity to ask questions and receive answers concerning the terms and conditions of the acquisition of the Shares and have had full access to such other information concerning the Parent as they have requested.

             (e) The Sellers are able to bear the economic risk of their investment in the Shares for an indefinite period of time, recognizing that the Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

             (f) The Sellers acknowledge that until such time as the Shares have been registered, or are otherwise eligible, for resale in accordance with the Securities Act, each certificate representing the Shares shall be endorsed with the following legend:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION).

        2.19 Material Misstatements or Omissions.  No representations,
             -----------------------------------
warranties or information furnished by the Sellers or the Shareholders to the Purchaser, the Parent or any of their respective employees or agents, including, but not limited to, Ernst & Young LLP or Kurt Salmon Associates, in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements and facts contained therein not misleading.

        3.   REPRESENTATION AND WARRANTIES OF THE PURCHASER
             ----------------------------------------------

        The Purchaser represents and warrants to the Sellers and the Shareholders that the statements set forth in Sections 3.1 through 3.3 hereof are true and correct.

        3.1  Authority to Enter Agreement and Enforceability.  The Purchaser
             -----------------------------------------------
has all requisite right, power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements and instruments contemplated hereby without obtaining the approval or consent of any other party, governmental body or authority, other than as described in Section 5.1(k); all proceedings have been taken and all authorizations have been secured by the Purchaser which are necessary to authorize the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby; and this Agreement and each of the other agreements and instruments contemplated hereby is a legal, valid and binding agreement of the Purchaser and is enforceable against it in accordance with its terms.

        3.2  Compliance with the Law and other Instruments.  The execution and
             ---------------------------------------------
delivery of this Agreement and the other agreements and instruments contemplated hereby, and the consummation of the transactions contemplated herein and therein will not conflict with or result in the breach of any term or provision of, or constitute a default under any statute, order, judgment, writ, injunction, decree, license, permit, approval, authorization, rule or regulation of any court or any governmental or regulatory body, or any agreement, lease, contract, document, instrument, commitment, obligation or arrangement of any kind or nature to which the Purchaser is a party or by which it is bound.

        3.3  Brokerage and Finder's Fees.  The Purchaser has not incurred any
             ---------------------------
liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

        4.   COVENANTS
             ---------

        4.1  Operation of the Assets.  During the period from the date of this
             -----------------------
Agreement to the Closing Date, the Sellers shall operate their businesses and the Assets as now operated and only in the ordinary course and shall take such actions as may be necessary to ensure that the representations and warranties of the Sellers set forth in this Agreement will be true and correct as of the Closing Date, and the Shareholders shall cause the Sellers to do so. By way of illustration only and not limitation, the Sellers shall take each such action as is set forth in Schedule 4.1 hereto, and the Shareholders shall cause the Sellers to do so.

        4.2  Access to Information.  The Sellers and the Shareholders shall
             ---------------------
give to the Purchaser and its counsel, accountants and other representatives full access during normal business hours throughout the period from the date of this Agreement to the Closing Date to all of its property, assets, books and records and all employees, independent contractors and agents, and shall furnish the Purchaser during such period with all such information concerning their businesses or the Assets as the Purchaser may request, and the Shareholders shall cause the Sellers to do so. No investigation or inquiry made by or on behalf of the Purchaser hereunder shall in any way affect or lessen the representations and warranties made by the Sellers and the Shareholders under this Agreement.

        4.3  Environmental Matters.  On or before December 31, 1999, the
             ---------------------
Sellers shall (i) remedy any breach of any Environmental Law arising before the

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

Closing Date in connection with or related to the Assets, the Plant or the Sellers' denim production business, including, but not limited to, those breaches of Environmental Laws set forth on Schedule 2.13 or (ii) obtain the release of any liability therefor from the appropriate governmental or regulatory authority, in each case without any material condition or restriction on the operation of the Plant, which remedy or release shall be acceptable to the Purchaser in all material respects.

        5.   CONDITIONS PRECEDENT
             --------------------

        5.1  Conditions Precedent to the Obligations of the Purchaser.  The
             --------------------------------------------------------
obligation of the Purchaser to consummate the transactions contemplated by this Agreement is expressly subject to the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by the Purchaser in writing):

             (a) All representations and warranties of the Sellers and the Shareholders contained in this Agreement shall be true and correct in all respects on the date hereof and as of the Closing Date as if made at and as of such date.

             (b) The Sellers and the Shareholders each shall have performed and satisfied all covenants and conditions required by this Agreement to be performed or satisfied by it or him on or prior to the Closing Date.

             (c) No action or proceeding shall have been instituted or threatened prior to or at the Closing Date or, in the reasonable opinion of counsel to the Purchaser, is likely to be instituted before any court or governmental body or authority the result of which could prevent or make illegal the consummation of the transactions contemplated hereunder, or which could adversely affect the Purchaser's use of the Assets.

             (d) The Sellers shall have executed and delivered to the Purchaser an escrow and registration rights agreement in the form of and containing the terms and con ditions set forth in Exhibit A hereto (the "Escrow Agreement").

             (e) Kamel Nacif shall have executed and delivered to the Purchaser an employment agreement in the form of and containing the terms and conditions set forth in Exhibit B hereto (the "Employment Agreement").

             (f) Jamil Textil, S.A. de C.V. shall have executed and delivered to the Purchaser an agreement in the form of and containing the terms and conditions set forth in Exhibit C (the "Individual Work Contract").

             (g) There shall not have occurred any adverse change in the business, property, assets, operations, condition (financial or other) or prospects of the businesses of the Sellers or the Assets.

             (h) The Board of Directors of the Parent, in its good faith judgment, after consultation with legal counsel, shall not have withdrawn or modified its approval or recommendation of this Agreement and the transactions contemplated hereby (having determined that it is necessary to do so to comply with its fiduciary duties to the shareholders of the Parent under applicable law).

             (i) The Shares shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance.

             (j) The Parent shall have received the opinion of Wedbush Morgan Securities ("Wedbush") on the date on which the Parent's Board of Directors voted to approve this Agreement and the written opinion of Wedbush, dated on the Closing Date, that the terms of the transactions contemplated by this Agreement are fair to the Parent and its shareholders from a financial point of view, and such opinion shall not have been withdrawn or modified in any respect.

             (k) The Sellers, the Shareholders and the Purchaser each shall have obtained any required prior approval of the transactions contemplated hereby from the Federal Competition Commission pursuant to Article 12, I, Ley Federal de Competencia Economica.

        5.2   Conditions Precedent to the Obligations of the Sellers and the
              --------------------------------------------------------------

Shareholders.  The obligation of the Sellers and the Shareholders to consummate
------------
the transactions contemplated by this Agreement is expressly subject to the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by the Sellers or the Shareholders, as the case may be, in writing):

             (a) All representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects on the date hereof and as of the Closing Date as if made at and as of such date.

             (b) The Purchaser shall have performed and satisfied all covenants and conditions required by this Agreement to be performed or satisfied by it on or prior to the Closing Date.

             (c) No action or proceeding shall have been instituted or threatened prior to or at the Closing Date or, in the reasonable opinion of counsel to the Sellers or the Shareholders, is likely to be instituted before any court or governmental body or authority the result of which could prevent or make illegal the consummation of the transactions contemplated hereunder.

             (d) The Purchaser shall have executed and delivered to the Sellers and the Shareholders the Escrow Agreement, the Employment Agreement and the Individual Work Contract.

             (e) The Sellers, the Shareholders and the Purchaser each shall have obtained any required prior approval of the transactions contemplated hereby from the Federal Competition Commission pursuant to Article 12, I, Ley Federal de Competencia Economica.

        6.   MISCELLANEOUS
             -------------

        6.1  Survival of Representations, Warranties and Agreements.  All
             ------------------------------------------------------
representations, warranties and agreements made by the parties in this Agreement (including, but not limited to, statements contained in any exhibit, schedule or certificate or other instrument delivered by or on behalf of any party hereto or in connection with the transactions contemplated hereby) shall survive the Closing Date notwithstanding any investigations, inspections, examinations or audits made by or on behalf of any party.

        6.2  Indemnification.   The Sellers and the Shareholders (the
             ---------------
"Indemnifying Parties"), jointly and severally, shall indemnify, defend and hold harmless the Parent, the Purchaser and their respective officers, directors, shareholders, employees, attorneys, accountants, affiliates, agents, successors and assigns, and any person who controls or is deemed to control any of them (the "Indemnified Parties"), from, against and in respect of any and all payments, damages, claims, demands, losses, expenses, costs, obligations and liabilities (including, but not limited to, reasonable attorneys' fees and costs, and the costs of investigation and preparation) (a "Loss") which, directly or indirectly, arise or result from or are related to any breach by any of the Indemnifying Parties of any of its or his representations, warranties, covenants or commitments under this Agreement, the Escrow Agreement, the Employment Agreement or the Individual Work Contract. The Indemnifying Parties, jointly and severally, shall reimburse each Indemnified Party on demand for any payment made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions in respect of any damages to which the foregoing indemnity relates. Consummation of the transactions contemplated hereunder shall not be deemed or construed to be a waiver of any right or remedy of any Indemnified Party, nor shall this section or any other provision of this Agreement be deemed or construed to be a waiver of any ground of defense by it. The obligation to advance or pay promptly on demand all amounts as they are incurred shall exist irrespective of the ultimate final judicial determination, and in the event of a dispute about amounts owed, such amounts shall be advanced as they are incurred pending resolution and final judicial determination. The Indemnifying Parties' obligations hereunder shall be in addition to any liability that they or any other person otherwise may have to the Indemnified Parties, and shall be binding upon, and inure to the benefit of, their heirs, representatives, successors and assigns, and shall inure to the benefit of the heirs, representatives, successors and assigns of each Indemnified Party.

        6.3  Third-Party Claims.  The Indemnified Party shall promptly notify
             ------------------
the Indemnifying Parties of the existence of any claim, demand or other matter involving liabilities to third parties to which the Indemnifying Parties' indemnification obligations could apply and shall give the Indemnifying Parties a reasonable opportunity to defend the same at their expense and with counsel of their own selection (who shall be approved by the Indemnified Party, which approval shall not be withheld unreasonably); provided, however, that (i) the Indemnified Party shall at all times also have the right to fully participate in the defense at its own expense, (ii) if, in the reasonable judgment of the Indemnified Party, based upon the written advice of counsel, a conflict of interest may exist between the Indemnified Party and any of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume such defense on behalf of such Indemnified Party and (iii) the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any liabilities that they may have hereunder or otherwise, except to the extent that such failure so to notify the Indemnifying Parties materially prejudices the rights of the Indemnifying Parties. If the Indemnifying Parties shall, within a reasonable time after said notice, fail to defend, the Indemnified Party shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle the claim or other matter on behalf, for the account and at the risk and expense of the Indemnifying Parties. The Indemnifying Parties shall not compromise or settle the claim or other matter without the prior written consent of the Indemnified Parties. If the claim is one that cannot by its nature be defended solely by the Indemnifying Parties, the Indemnified Parties shall make available all information and assistance that the Indemnifying Parties may reasonably request; provided, however, that any associated expenses shall be paid by the Indemnifying Parties as incurred.

        6.4  Notices. Any notice or other communication required or permitted
             -------
hereunder shall be in writing in the English language and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after being placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth on the signature page hereof or (iii) if given by telecopier, when such notice or communication is transmitted to the telecopier number set forth on the signature page hereof and written confirmation of receipt is received. Each of the parties shall be entitled to specify a different address by giving the other parties notice as aforesaid.

        6.5  Entire Agreement.  This Agreement and the schedules and exhibits
             ----------------
hereto (which are incorporated herein by reference) constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver, unless otherwise expressly provided.

        6.6  Headings. Section and subsection headings are not to be
             --------
considered part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

        6.7  Successors and Assigns.  All of the terms, provisions and
             ----------------------
obligations of this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.

        6.8  Governing Law.  The validity, construction and interpretation of
             -------------
this Agreement shall be governed in all respects by the laws of the State of California applicable to contracts made and to be performed wholly within that State.

        6.9  Counterparts. This Agreement may be executed simultaneously in
             ------------
two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

        6.10  Third Parties.  Nothing in this Agreement, expressed or implied,
              -------------
is intended to confer upon any person other than the parties hereto and their respective heirs, representatives, successors and assigns any rights or remedies under or by reason of this Agreement.


        6.11  Attorneys' Fees.  In the event any party takes legal action to
              ---------------
enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's expenses (including, but not limited to, reasonable attorneys' fees and costs) incurred in such action.

        6.12  Further Assurances.  Each party hereto shall, from time to time
              ------------------
at and after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other parties reasonably may request to carry out the purpose and intent of this Agreement.

        6.13  Arbitration.  Any controversy arising out of or relating to this
              -----------
Agreement or the transactions contemplated hereby shall be referred to arbitration before the American Arbitration Association strictly in accordance with the terms of this Agreement and the substantive law of the State of California. The board of arbitrators shall convene at a place mutually acceptable to the parties in the State of California and, if the place of arbitration cannot be agreed upon, arbitration shall be conducted in Los Angeles. The parties hereto agree to accept the decision of the board of arbitrators, and judgment upon any award rendered hereunder may be entered in any court having jurisdiction thereof. Neither party shall institute a proceeding hereunder until that party has furnished to the other party, by registered mail, at least thirty (30) days prior written notice of its intent to do so.

        6.14  Construction.  This Agreement was reviewed by legal counsel for
              ------------
each party hereto and is the product of informed negotiations between the parties hereto. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by the parties. Each party hereto acknowledges that no party was in a superior bargaining position regarding the substantive terms of this Agreement.

        6.15  Consent to Jurisdiction.  Subject to Section 6.13, each party
              -----------------------
hereto, to the fullest extent it may effectively do so under applicable law, irrevocably (i) submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that a judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in the courts of the United States of America, the State of California or the Republic of Mexico (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment and (iv) consents to process being served in any such suit, action or proceeding by mailing a copy thereof by United States mail, registered or certified, postage prepaid, return receipt requested, to CT Corporation at 818 West Seventh Street, Los Angeles, California 90017 (and each party hereby irrevocably appoints CT Corporation as its lawful agent to accept such service of process on behalf of such party). Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

        6.16  Expenses.  Each party shall bear the expenses incurred by it in
              --------
connection with the negotiation, execution and delivery of this Agreement and the other agreements and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

        6.17  Severable Provisions.  The provisions of this Agreement are
              --------------------
severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

        6.18  Taxes.  The Sellers shall pay timely any transfer, sales or other
              -----
taxes which may become due or payable by virtue of the transactions contemplated by this Agreement, other than the 2% transfer tax payable on the value of land and building and the 15% value added tax payable on the purchase price of the Assets other than land.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.


     Purchaser:               TARRANT MEXICO, S. de R.L. de C.V.


                              By             /s/ Gerard Guez
                                     ----------------------------------------
                                     Authorized Representative
                                     3151 East Washington Boulevard
                                     Los Angeles, California  90023
                                     Telecopier:  (323) 881-0368


     Sellers:                 INMOBILIARIA CUADROS, S.A. de C.V.



                              By             /s/ Kamel Nacif
                                     ----------------------------------------
                                     Authorized Representative
                                     Edgar Allen Poe #231
                                     Col. Polanco, C.P. 11550
                                     Mexico, D.F.
                                     Telecopier: (525) 255-1009


                              JAMIL TEXTIL, S.A. de C.V.



                              By             /s/ Kamel Nacif
                                     ----------------------------------------
                                     Authorized Representative
                                     Edgar Allen Poe #231
                                     Col. Polanco, C.P. 11550
                                     Mexico, D.F.
                                     Telecopier: (525) 255-1009



     Shareholders:                           /s/ Kamel Nacif
                              -----------------------------------------------
                              KAMEL NACIF
                              Edgar Allen Poe #231
                              Col. Polanco, C.P. 11550
                              Mexico, D.F.
                              Telecopier: (525) 255-1009



                                             /s/ Irma Benavides Montes de Oca
                              -----------------------------------------------
                              IRMA BENAVIDES MONTES DE OCA
                              Edgar Allen Poe #231
                              Col. Polanco, C.P. 11550
                              Mexico, D.F.
                              (525) 255-1009


              SCHEDULES AND EXHIBITS INTENTIONALLY OMITTED.